UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 3, 2013

AMERICAN VANGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13795	95-2588080
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4695 MacArthur Court

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number: (949) 260-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 3, 2013 American Vanguard Corporation issued a press release announcing that its wholly-owned, principal operating subsidiary, Amvac Chemical Corporation had promoted John Rizzi to the position of Vice President, Director of Manufacturing following the planned retirement of Douglas Ashmore from that position. In conjunction with the promotion, Mr. Rizzi has been named an executive officer of the issuer, will be paid a salary of $230K per year, and will be responsible for managing all of Amvac’s manufacturing plants as well as oversight of production engineering, supply chain and logistics.

The information contained in this Current Report on Form 8-K, including the Exhibit attached hereto, is being furnished under Items 5.02, 8.01 and 9.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

On January 3, 2013 American Vanguard Corporation issued a press release announcing that its wholly-owned, principal operating subsidiary, Amvac Chemical Corporation, had promoted John Rizzi to the position of Vice President, Director of Manufacturing. That press release is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release dated January 3, 2013 of American Vanguard Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Vanguard Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN VANGUARD CORPORATION

Date: January 4, 2013	By:	/s/ Timothy J. Donnelly
Timothy J. Donnelly
Chief Administrative Officer, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Press release of American Vanguard Corporation dated January 3, 2013.